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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC 20549

                                  FORM 8-K

               Current Report Pursuant to Section 13 or 15(d)
                   Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       December 13, 1999


                      ENGINEERED SUPPORT SYSTEMS, INC.


           MISSOURI                     0-13880             43-1313242
(State or Other Jurisdiction     (Commission File No.)    (IRS Employer
       of Incorporation)                                Identification No.)

1270 North Price Road, St. Louis, Missouri                   63132
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number including area code: (314)993-5880



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Item 5.  Other Events.

         On December 13, 1999, Engineered Support Systems, Inc.
         reported its operating results for the quarter and year ended October 31, 1999 and its financial condition as of October 31, 1999

Item 7.  Financial Statements and Exhibits.

         Engineered Support Systems, Inc. earnings release for the year ended October 31, 1999



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NASDAQ - EASI                                   GARY C. GERHARDT
FOR IMMEDIATE RELEASE                             (314) 993-5880


     ENGINEERED SUPPORT REPORTS RECORD REVENUES AND EARNINGS
                FOR FOURTH QUARTER AND FISCAL 1999

HIGHLIGHTS:

   *   REPORTED REVENUES (UP 78%), OPERATING INCOME (UP 37%) AND
       NET INCOME (UP 8%) REPRESENT FOURTH QUARTER RECORDS

   *   FOURTH QUARTER DILUTED EPS OF $.32 IN 1999 ON 7 MILLION
       SHARES VS. $.42  (INCLUDING $.09 GAIN ON ASSET SALE) IN
       1998 ON 5 MILLION SHARES

   *   FUNDED BACKLOG OF DEFENSE ORDERS UP 243% TO $277 MILLION,
       BUSINESS POTENTIAL OF $1.1 BILLION INCLUDING OPTIONS

          ST. LOUIS, MISSOURI - DECEMBER 13, 1999 - Engineered Support Systems, Inc. (NASDAQ: EASI) today reported net income of $2.3 million, or $0.32 per diluted common share, on net revenues of $58.4 million for the fourth quarter of 1999. This compares with net income of $2.1 million, or $0.42 per diluted common share, on net revenues of $32.8 million for the fourth quarter of 1998. For the year ended October 31, 1999, the Company reported net income of $7.3 million, or $1.20 per diluted common share, on net revenues of $165.3 million. This compares with net income of $5.8 million, or $1.16 per diluted common share, on net revenues of $97.0 million for 1998. Net income for the comparable periods in 1998 included an after-tax gain of $0.4 million, or $0.09 per diluted common share, on the sale of a facility previously leased to an unrelated third party. Per share amounts for 1999 include an additional 2 million shares of common stock the Company issued through a public offering in April 1999. Outstanding shares of common stock totaled 6.9 million and 4.9 million at October 31, 1999 and 1998, respectively.

          The Company's funded backlog of defense orders at October 31, 1999 grew to $277.2 million, or 243%, from $80.8 million in the prior year.
In addition, options on existing defense contracts totaled $850.5 million at October 31, 1999 as compared to $319.6 million in the prior year. Commenting on the record results, Michael F. Shanahan, Sr., Chairman and CEO, said, "We made significant strides in broadening our base of defense business this year through the Systems & Electronics acquisition. Our business plan of combining the strength of our existing operations with strategic acquisitions is proving sound."



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          Reported results for the quarter and year ended October 31, 1999 include the impact of the Company's five most recent acquisitions. In 1999, the Company acquired substantially all of the net assets of the Fermont Division of Dynamics Corporation of America (effective February
22, 1999), the inventory, fixed assets and existing operations of the Bossier City Division of Engineered Products, Inc. (effective July 1,
1999) and all of the outstanding stock of the Systems & Electronics Inc.
(SEI) defense subsidiary of ESCO Electronics Corporation (effective September 30, 1999). In the prior year, the Company acquired substantially all of the net assets of Nuclear Cooling, Inc., d/b/a
Marlo Coil (effective February 1, 1998) and all of the outstanding stock of Keco Industries, Inc. (effective June 24, 1998). All five transactions have been accounted for as purchases and the results of operations for each subsidiary have been included since their respective acquisition dates.

          Net revenues for the fourth quarter and year ended October 31, 1999 increased $25.6 million, or 78.1%, and $68.3 million, or 70.4%, respectively, over the same periods in the prior year. The increase for the fourth quarter was primarily a result of the Fermont and SEI acquisitions occurring during 1999 with the annual increase also favorably impacted by a full year's operations for Marlo Coil and Keco. Current annualized revenues project to more than $350 million for fiscal 2000.

          Overall gross margins decreased to 17.7% and 19.3% for the fourth quarter and year ended October 31, 1999, respectively, as compared to 23.8% and 23.3% for the corresponding periods in the prior year. The expected decline is due to lower gross margins at Fermont as compared to the Company's historical defense business operations and a volume-driven decrease in gross margins at the Company's injection molded plastics operation. Fourth quarter 1999 gross margins compare to 19.2% for the third quarter of the year.

          Operating income for the fourth quarter and year ended October 31, 1999 grew by $1.3 million, or 36.7%, and by $4.4 million, or 43.1%, respectively, over the same periods in 1998. The increase for the fourth quarter reflects the acquisition of SEI during the current quarter coupled with improved results at the Company's existing defense operations partially offset by decreased operating income at the Company's plastics operation as compared to the fourth quarter of 1998.
The increase for the year ended October 31, 1999 is primarily due to the SEI acquisition, year-over-year improvement in the results of the Company's defense business and the inclusion of a full year's operations for Marlo Coil and Keco partially offset by decreased operating income at the Company's plastics operation in 1999.

          "Clearly, our increased revenue base and continuing earnings improvement will deliver significant value to our shareholders, customers and employees," said Shanahan. "We are very pleased with our prospects."

          Through its various defense-operating units, Engineered Support Systems, Inc. specializes in the engineering, fabrication and assembly of military support and electronics equipment for various branches of the U.S. military and other commercial customers. The Company's military support products include aircraft load management equipment, heaters and air conditioners, military trailers, water purification units, chemical and biological defense systems, coils and air handling units, bridging systems and other multipurpose military support equipment. Electronics equipment manufactured by the Company includes airborne radar systems, automatic test equipment, fire support/control systems, and generator sets. For commercial and industrial markets, the Company also


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engineers and manufactures air handling and heat transfer equipment, material handling equipment, custom molded plastics products and a proprietary line of plastic faucets.

          Statements contained herein, which are not historical facts, are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Important factors which could cause the Company's actual results to differ materially from those projected in, or inferred by, forward looking statements include, but are not limited to, the following: the decision of any of the Company's key customers, including the U.S. government, to reduce or terminate orders with the Company; cutbacks in defense spending by the U.S. government; increased competition in the Company's markets; the Company's ability to achieve and integrate acquisitions; and other risks discussed in the Company's reports filed with the Securities and Exchange Commission from time to time.

--------------------------------------------------------------------------------
                          ENGINEERED SUPPORT SYSTEMS, INC.
                               SUMMARY FINANCIAL DATA
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                    THREE MONTHS ENDED           YEAR ENDED
                                        OCTOBER 31               OCTOBER 31
                                   --------------------     --------------------
                                     1999        1998         1999        1998
                                   -------      -------     --------     -------
Net Revenues                       $58,422      $32,796     $165,256     $96,973
                                   =======      =======     ========     =======
Operating Income                   $ 4,791      $ 3,504     $ 14,656     $10,242
                                   =======      =======     ========     =======
Net Income                         $ 2,261      $ 2,099     $  7,309     $ 5,789
                                   =======      =======     ========     =======
Earnings per Share:
     Basic                           $0.33        $0.43        $1.23       $1.21
                                   =======      =======     ========     =======
     Diluted                         $0.32        $0.42        $1.20       $1.16
                                   =======      =======     ========     =======

                                    1999         1998
                                    ----         ----
Funded Backlog of Defense
   Orders at October 31         $  277,156     $ 80,801

Options on Existing Defense
   Contracts at October 31         850,479      319,575
                                ----------     --------
                                $1,127,635     $400,376
                                ==========     ========



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
ENGINEERED SUPPORT SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXPECT PER SHARE AMOUNTS)

                                                   THREE MONTHS ENDED                 YEAR ENDED
                                                        OCTOBER 31                    OCTOBER 31
                                                  ----------------------       -----------------------
                                                   1999           1998           1999            1998
                                                  -------        -------       --------        -------
                                                       (UNAUDITED)

Net revenues                                      $58,422        $32,796       $165,256        $96,973
Cost of revenues                                   48,100         24,998        133,377         74,343
                                                  -------        -------       --------        -------

Gross profit                                       10,322          7,798         31,879         22,630
Selling, general and administrative
    expense                                         5,531          4,294         17,223         12,388
                                                  -------        -------       --------        -------

Income from operations                              4,791          3,504         14,656         10,242
Interest income (expense)                          (1,022)          (731)        (2,600)        (1,474)
Gain on sale of assets                                  5            728            124            879
                                                  -------        -------       --------        -------

Income before income taxes                          3,774          3,501         12,180          9,647
Income tax provision                                1,513          1,402          4,871          3,858
                                                  -------        -------       --------        -------

Net income                                         $2,261         $2,099         $7,309         $5,789
                                                  =======        =======       ========        =======

Earnings per share: <F1><F2>
    Basic                                            $.33           $.43          $1.23          $1.21
                                                  =======        =======       ========        =======
    Diluted                                          $.32           $.42          $1.20          $1.16
                                                  =======        =======       ========        =======
Average common shares outstanding: <F1><F2>
    Basic                                           6,889          4,840          5,926          4,785
                                                  =======        =======       ========        =======
    Diluted                                         7,035          5,008          6,082          4,991
                                                  =======        =======       ========        =======

------------------------------------------------------------------------------------------------------

<F1>All share and per share amounts reflect a 3-for-2- stock split effected June 26, 1998.

<F2>All 1999 share and per share amounts reflect the issuance on April
    23, 1999 of an additional 2 million shares of common stock through a public offering.




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
ENGINEERED SUPPORT SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               OCTOBER 31,    OCTOBER 31,
                                                                  1999           1998
                                                               -----------    -----------
ASSETS
Current Assets:
    Cash and cash equivalents                                   $    310        $ 5,774
    Accounts receivable                                           23,577         14,036
    Contracts in process and inventories                          68,351         18,687
    Deferred income taxes                                          3,516            113
    Other current assets                                           4,397          1,429
                                                                --------        -------
              Total current assets                               100,151         40,039

Property, plant and equipment, net                                60,015         25,065
Goodwill, net                                                     74,354         25,836
Deferred income taxes                                                386              -
Other assets                                                       4,092          1,220
                                                                --------        -------

              Total Assets                                      $238,998        $92,160
                                                                ========        =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
      Notes payable                                             $ 23,900        $     -
      Current maturities of long-term debt                        10,038          7,204
      Accounts payable                                            27,478          7,285
      Other current liabilities                                   24,430          7,341
                                                                --------        -------
              Total current liabilities                           85,846         21,830

Long-term debt                                                    80,075         36,779
Other liabilities                                                  9,077              -
Deferred income taxes                                                  -          2,660
ESOP guaranteed bank loan                                            578            725


Shareholders' Equity
    Common stock, par value $.01 per share; 10,000
      shares authorized; 7,504 and 5,491 shares issued                75             55
    Additional paid-in capital                                    37,032         11,082
    Retained earnings                                             30,781         23,683
                                                                --------        -------
                                                                  67,888         34,820

    Less ESOP guaranteed bank loan                                   578            725
    Less treasury stock at cost, 615 and 639 shares                3,888          3,929
                                                                --------        -------
                                                                  63,422         30,166
                                                                --------        -------
         Total Liabilities and Shareholders' Equity             $238,998        $92,160
                                                                ========        =======


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                             SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ENGINEERED SUPPORT SYSTEMS, INC.


Date: December 13, 1999           BY:        Gary C. Gerhardt
      ----------------------          ---------------------------------
                                      Gary C. Gerhardt
                                      Vice Chairman-Administration and
                                      Chief Financial Officer